Exhibit 99.1

Bottomline Technologies Reports Second Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights Second Quarter

PORTSMOUTH, N.H. – February 1, 2017 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of financial technology which helps businesses pay and get paid, today reported financial results for the fiscal second quarter ended December 31, 2016.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 14% as compared to the second quarter of last year to $55.6 million, or 19% on a constant currency basis, which is calculated as discussed in the “Non-GAAP Financial Measures” section that follows. Revenues overall for the second quarter were $86.7 million.

GAAP net loss for the second quarter was $10.3 million compared to a net loss of $5.2 million for the second quarter of last year. GAAP net loss per share was $0.27 in the second quarter compared to $0.14 in the second quarter of last year.

Adjusted EBITDA for the second quarter was $18.7 million, or 22% of overall revenue. Adjusted EBITDA is calculated as discussed in the “Non-GAAP Financial Measures” section that follows.

Core net income for the second quarter was $9.7 million. Core earnings per share was $0.26, as compared to $0.27 for the second quarter of last year. Core net income and core earnings per share exclude certain items as discussed in the “Non-GAAP Financial Measures” section that follows.

“We are pleased with the results for the second quarter.” said Rob Eberle, President and CEO of Bottomline Technologies. “The quarter was highlighted by strong subscription and transaction revenue growth and solid performance against our profitability goals. Our strategic plan is designed to capitalize on our leadership in business payments to drive subscription and transaction growth and expand our operating margins. The results in the quarter evidence our execution against our plan. With innovative products and a strong market position, we believe that we are well positioned for future growth and confident our plan will drive increased shareholder value.”

Revenues for the six months ended December 31, 2016 were $169.8 million compared to $168.9 million in the six months ended December 31, 2015. Subscription and transaction revenues increased 14%, or 18% on a constant currency basis, to $107.8 million in the six months ended December 31, 2016 from $94.8 million in the six months ended December 31, 2015. GAAP net loss for the six months ended December 31, 2016 was $20.9 million as compared to $9.5 million for the six months ended December 31, 2015. GAAP net loss per share was $0.55 for the six months ended December 31, 2016 compared to $0.25 for the six months ended December 31, 2015.

Core net income for the six months ended December 31, 2016 was $18.0 million as compared to $19.5 million for the six months ended December 31, 2015. Core earnings per share for the six months ended December 31, 2016 was $0.48 as compared to $0.51 for the six months ended December 31, 2015.

Second Quarter Customer Highlights

•	19 leading institutions selected Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	4 leading organizations, including Dollar Tree and Packaging Corporation of America, chose Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Signed 4 new Digital Banking deals, helping banks to compete and grow their corporate and business banking franchises by deploying innovative digital capabilities.

•	Companies such as Cairn Energy PLC and Holvi Payments Services Ltd selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Organizations such as SCI and Symetra Financial Corporation chose Bottomline’s corporate payment automation solutions to extend their payments capabilities and improve efficiencies.

Second Quarter Strategic Corporate Highlights

•	Recognized with the award for the Best Instant Payment Service Initiative from the Banking Technology Awards for the Bottomline Universal Aggregator, a highly secure, fully outsourced, multi-payment channel platform that supports the recently accredited Faster Payment Service. In addition, it provides banks, corporates, governments and non-financial banking institutions an easy plug-in to an array of payment clearing and settlement systems around the world, which helps decrease operational risk, improve compliance and cut costs and inefficiencies.

•	PT-X Connect was awarded the ‘Email Product of the Year’ at this year’s Document Manager Awards. PT-X Connect is playing a significant role in the digital transformation of customer communication management.

•	Entered into a $300 million revolving credit facility which can be utilized to retire debt and for other general corporate purposes.

•	During the second quarter we announced a strategic alliance with Mastercard (NYSE: MA) focused on creating the optimum way for businesses to pay and get paid. The combination of Mastercard and Paymode-X creates a universal business payment solution, Paymode-X with Mastercard, allowing customers to automate payments of all types through a single platform while increasing revenue opportunities, efficiencies and control.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share, constant currency information and Adjusted EBITDA are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of acquired intangible assets, goodwill impairment charges, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with our convertible notes and revolving credit facility, global enterprise resource planning (ERP) system implementation costs, and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes and revolving credit facility consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of acquisition and integration efforts. Global ERP system implementation costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution and the related technology infrastructure.

In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

Adjusted EBITDA represents our GAAP net income or loss, adjusted for charges related to interest expense, income taxes, depreciation and amortization, and other charges, as noted in the reconciliation that follows.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

We also disclose Subscription and Transaction bookings. This amount reflects a comparable metric of sales activity despite variations in contract lengths and terms. This amount is defined as the one-year value of new order invoicing, excluding installation and other one-time fees, which are contractually obligated or anticipated to recur on an annual basis once the customer is fully implemented and is fully utilizing the system. It is not a non-GAAP measure.

Non-GAAP Financial Measures (Continued)

Reconciliation of Core Net Income

A reconciliation of core net income to GAAP net loss for the three and six months ended December 31, 2016 and 2015 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
	(in thousands)
GAAP net loss	$(10,346)	$(5,239)	$(20,854)	$(9,492)
Amortization of acquired intangible assets	6,090	7,215	12,375	14,494
Goodwill impairment charge	7,529	—	7,529	—
Stock-based compensation expense	8,656	7,878	16,855	15,466
Acquisition and integration-related expenses	522	159	1,771	269
Restructuring expenses	—	854	—	874
Global ERP system implementation costs	2,106	522	4,597	779
Minimum pension liability adjustments	264	38	541	74
Amortization of debt issuance and debt discount costs	3,454	3,213	6,826	6,374
Non-recurring tax benefit	(4,461)	—	(4,461)	—
Tax effects on non-GAAP income	(4,152)	(4,360)	(7,130)	(9,371)

Core net income	$9,662	$10,280	$18,049	$19,467

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our diluted core earnings per share to our GAAP diluted net loss per share for the three and six months ended December 31, 2016 and 2015 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
GAAP diluted net loss per share	$(0.27)	$(0.14)	$(0.55)	$(0.25)
Plus:
Amortization of acquired intangible assets	0.16	0.19	0.33	0.38
Goodwill impairment charge	0.20	—	0.20	—
Stock-based compensation expense	0.22	0.20	0.44	0.40
Acquisition and integration-related expenses	0.02	0.01	0.05	0.01
Restructuring expenses	—	0.02	—	0.02
Global ERP system implementation costs	0.06	0.01	0.12	0.02
Minimum pension liability adjustments	0.01	—	0.02	—
Amortization of debt issuance and debt discount costs	0.09	0.09	0.18	0.17
Non-recurring tax benefit	(0.12)	—	(0.12)	—
Tax effects on non-GAAP income	(0.11)	(0.11)	(0.19)	(0.24)

Diluted core net income per share	$0.26	$0.27	$0.48	$0.51

Non-GAAP Financial Measures (Continued)

Reconciliation of Diluted Core Earnings per Share

A reconciliation of our non-GAAP weighted average shares used in computing diluted core earnings per share to our GAAP weighted average shares used in computing diluted earnings per share for the three and six months ended December 31, 2016 and 2015 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Numerator:
Core net income	$9,662	$10,280	$18,049	$19,467

Denominator:
Weighted average shares used in computing diluted earnings per share for GAAP	37,769	37,774	37,854	37,889
Impact of dilutive securities (stock options, restricted stock awards and employee stock purchase plan) (1)	93	585	91	550

Weighted average shares used in computing diluted core earnings per share	37,862	38,359	37,945	38,439

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are considered dilutive on a non-GAAP basis in periods where we report non-GAAP net income.

Constant Currency Reconciliation

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended December 31,
	2016	2015	GAAP	% Increase Impact from Currency	Constant Rates (2)
	(in thousands)
Subscription and Transaction Revenues	$55,644	$48,632	14%	5%	19%
Total Revenues	86,728	86,048	1%	5%	6%

	Six Months Ended December 31,
	2016	2015	GAAP	% Increase Impact from Currency	Constant Rates (2)
	(in thousands)
Subscription and Transaction Revenues	$107,776	$94,829	14%	4%	18%
Total Revenues	169,812	168,929	1%	4%	5%

(2)	Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior-period results using current period GAAP foreign exchange rates.

Non-GAAP Financial Measures (Continued)

Reconciliation of Adjusted EBITDA

A reconciliation of our adjusted EBITDA to GAAP net loss for the three and six months ended December 31, 2016 and 2015 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
GAAP net loss	$(10,346)	$(5,239)	$(20,854)	$(9,492)
Adjustments:
Other expense, net	4,182	3,856	8,117	7,527
Provision for (benefit from) income taxes	(4,478)	642	(3,797)	1,253
Depreciation and amortization	4,154	3,248	8,241	6,325
Amortization of acquired intangible assets	6,090	7,215	12,375	14,494
Goodwill impairment charge	7,529	—	7,529	—
Stock-based compensation expense	8,656	7,878	16,855	15,466
Acquisition and integration-related expenses	522	159	1,771	269
Restructuring expenses	—	854	—	874
Minimum pension liability adjustments	264	38	541	74
Global ERP system implementation costs	2,106	522	4,597	779

Adjusted EBITDA	$18,679	$19,173	$35,375	$37,569

Adjusted EBITDA as a percent of Revenue

A reconciliation of GAAP net loss as a percent of revenue to adjusted EBITDA as a percent of revenue for the three and six months ended December 31, 2016 and 2015 is as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
GAAP net loss as a percent of revenue	(12%)	(6%)	(12%)	(6%)
Adjustments:
Other expense, net	5%	4%	5%	4%
Provision for (benefit from) income taxes	(5%)	1%	(2%)	1%
Depreciation and amortization	5%	4%	5%	4%
Amortization of acquired intangible assets	7%	8%	7%	9%
Goodwill impairment charge	9%	0%	4%	0%
Stock-based compensation expense	10%	9%	10%	9%
Acquisition and integration-related expenses	1%	0%	1%	0%
Restructuring expenses	0%	1%	0%	1%
Minimum pension liability adjustments	0%	0%	0%	0%
Global ERP system implementation costs	2%	1%	3%	0%

Adjusted EBITDA as a percent of revenue	22%	22%	21%	22%

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) helps businesses pay and get paid. We make complex business payments simple, secure and seamless by providing a trusted and easy-to-use set of cloud-based business payment, digital banking, fraud prevention and financial document solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit our website at www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and GAAP to non-GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2016 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Revenues:
Subscriptions and transactions	$55,644	$48,632	$107,776	$94,829
Software licenses	3,492	5,862	5,613	9,977
Service and maintenance	25,920	29,913	53,593	60,697
Other	1,672	1,641	2,830	3,426

Total revenues	86,728	86,048	169,812	168,929
Cost of revenues:
Subscriptions and transactions	24,782	21,373	48,668	42,107
Software licenses	196	288	324	576
Service and maintenance	13,416	13,291	26,701	26,269
Other	1,178	1,155	2,056	2,490

Total cost of revenues	39,572	36,107	77,749	71,442

Gross profit	47,156	49,941	92,063	97,487
Operating expenses:
Sales and marketing	19,325	22,280	38,200	42,435
Product development and engineering	13,082	11,765	26,017	23,025
General and administrative	11,772	9,422	24,476	18,245
Amortization of intangible assets	6,090	7,215	12,375	14,494
Goodwill impairment charge	7,529	—	7,529	—

Total operating expenses	57,798	50,682	108,597	98,199

Loss from operations	(10,642)	(741)	(16,534)	(712)
Other expense, net	(4,182)	(3,856)	(8,117)	(7,527)

Loss before income taxes	(14,824)	(4,597)	(24,651)	(8,239)
Income tax provision (benefit)	(4,478)	642	(3,797)	1,253

Net loss	$(10,346)	$(5,239)	$(20,854)	$(9,492)
Basic and diluted net loss per share:	$(0.27)	$(0.14)	$(0.55)	$(0.25)

Shares used in computing basic and diluted net loss per share:	37,769	37,774	37,854	37,889

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2016	2016
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$115,221	$132,383
Accounts receivable	58,032	61,773
Other current assets	16,818	22,385

Total current assets	190,071	216,541
Property and equipment, net	53,665	51,029
Goodwill and intangible assets, net	339,536	366,958
Other assets	18,207	16,682

Total assets	$601,479	$651,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,431	$10,218
Accrued expenses	24,324	27,512
Deferred revenue	59,092	74,332
Convertible senior notes	176,657	—

Total current liabilities	269,504	112,062
Convertible senior notes	—	169,857
Deferred revenue, non-current	21,197	19,086
Deferred income taxes	15,907	28,147
Other liabilities	26,612	27,271

Total liabilities	333,220	356,423
Stockholders’ equity
Common stock	42	42
Additional paid-in-capital	608,717	591,800
Accumulated other comprehensive loss	(46,608)	(37,668)
Treasury stock	(89,483)	(75,832)
Accumulated deficit	(204,409)	(183,555)

Total stockholders’ equity	268,259	294,787

Total liabilities and stockholders’ equity	$601,479	$651,210